Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of New Enterprise Stone & Lime Co., Inc. of our report dated May 29, 2013 relating to the financial statements of New Enterprise Stone & Lime Co., Inc., which appears in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Harrisburg, Pennsylvania
June 13, 2013